EXHIBIT 24

                        POWER OF ATTORNEY


          Each person whose signature appears below hereby appoints Kenneth C. Coon, John P. Nelson, Georgia M. Mace and Donn E. Davis, and any of them, as his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, in any and all capacities, to sign any amendments (including post-effective amendments) to the Registration Statement on Form S-3 for Acceptance Insurance Companies Inc. ("Acceptance"), registering for resale 266,781 shares of Acceptance common stock, and to file the same with the Securities and Exchange Commission; and hereby ratifies and confirms that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done the same by virtue hereof.

          Dated April 14, 1994.

       Signature                           Title


________________________      Chairman and Chief Executive
Kenneth C. Coon               Officer (Principal Executive
                              Officer)

________________________      Treasurer (Principal Financial and
Georgia M. Mace               Accounting Officer)

/s/ Jay A. Bielfield
________________________      Director
Jay A. Bielfield

/s/ Edward W. Elliott, Jr.
________________________      Director
Edward W. Elliott, Jr.

/s/ Robert LeBuhn
________________________      Director
Robert LeBuhn

/s/ Michael R. McCarthy
________________________      Director
Michael R. McCarthy

/s/ John P. Nelson
________________________      Director
John P. Nelson

/s/ R. L. Richards
________________________      Director
R. L. Richards

/s/ David L. Treadwell
________________________      Director
David L. Treadwell

/s/ Doug T. Valassis
________________________      Director
Doug T. Valassis